Exhibit 99.1

NEWS RELEASE

The Manitowoc Company Reports Financial Results For 2009

• Strong cash flow enables company to exceed debt-reduction target

• Foodservice integration synergies pacing ahead of schedule

• Crane segment net positive order trend continues

MANITOWOC, Wis. — Feb 2, 2010 — The Manitowoc Company, Inc. (NYSE: MTW) today reported sales of $838.7 million for the fourth quarter of 2009, down 31.1 percent from $1,216.6 million in the fourth quarter of 2008. The sales decrease was due primarily to a 49.1 percent decline in the Crane segment, partially offset by a 31.3 percent increase in the Foodservice segment.

On a GAAP basis, the company reported a loss of $23.5 million, or $0.18 per diluted share, for the quarter, versus a net loss of $200.4 million, or $1.54 per share, in the fourth quarter of 2008. Both periods included special items. Excluding special items, the adjusted earnings from continuing operations was a loss of $9.3 million, or $0.07 per share, for the fourth quarter of 2009, versus similarly adjusted earnings of $59.4 million, or $0.46 per share, in the fourth quarter of 2008. A reconciliation of GAAP net earnings to net earnings before special items is provided later in this press release.

For the full-year 2009, sales were $3.8 billion, a 16.0 percent decline from $4.5 billion in 2008.  The net loss for 2009 was $704.2 million, or $5.41 per share, versus earnings of $10.0 million, or $0.08 per share, for the prior year. Excluding the special items described in the reconciliation below, net earnings from continuing operations for 2009 were $46.8 million, or $0.36 per share, versus $368.6 million, or $2.80 per share, for 2008.

“Although we continue to be faced with a challenging business environment, we are encouraged by recently improving metrics and trends for 2010,” said Glen E. Tellock, Manitowoc’s chairman and chief executive officer. “We clearly exceeded our adjusted targets for cash flow and debt reduction, Foodservice margin targets were achieved, and Crane segment revenue was maintained at third-quarter levels. We also expect that 2010 will see

2400 South 44th Street	PO Box 66	T: 920-684-4410
Manitowoc, WI 54220-5846	Manitowoc, WI 54221-0066	F: 920-652-9778
USA	USA	www.manitowoc.com

increasing benefits from the operational efficiencies, process improvements, cost reductions, and synergies that we implemented in 2009.

“Our cash flow from operations was $159.5 million during the fourth quarter, enabling total debt reduction of approximately $475 million for the full year, exceeding our $450 million target. Considering the challenging economy, especially in the heavy equipment markets, this was a remarkable achievement representing solid performance by the entire Manitowoc team.

“Another highlight of 2009 was the progress that our Foodservice management team made in integrating the Manitowoc and Enodis businesses. Not only did we exceed our synergy target by more than 40 percent, we have positioned the business with significant growth opportunities going forward.”

Foodservice Segment Results

Fourth-quarter 2009 net sales in the Foodservice segment were $358.5 million versus $273.0 million in the fourth quarter of 2008 and $402.0 million in the third quarter of 2009. The year-over-year increase was due primarily to the acquisition of Enodis plc on October 27, 2008. The 2009 sequential fourth-quarter revenue decline is due to normal seasonal sales patterns. For the full year, Enodis contributed $1.16 billion and $178.8 million to 2009 and 2008 Foodservice sales, respectively.

Foodservice operating earnings for the fourth quarter of 2009 were $41.5 million, versus $3.2 million in the fourth quarter of 2008, and $58.9 million in the third quarter of 2009. This resulted in Foodservice segment operating margins of 11.6 percent for the fourth quarter of 2009. This is up dramatically from 1.2 percent in the same period in 2008, but below the third quarter of 2009. The year-over-year margin improvement was due primarily to the successful development and introduction of new Foodservice products and services combined with effective implementation of cost control measures over the past year. For the full year, the Foodservice segment has realized more than $35 million of synergies from the integration of the Enodis acquisition, substantially above the original target of $24 million.  We continue to expect greater than $80 million in synergies once all integration activities are completed in 2011.

“Innovation in the solutions that we offer to our foodservice equipment customers is the key to future growth in that segment,” said Tellock. “Finding ways to help customers distinguish themselves in very competitive markets is the driving force behind our extensive R&D investment. The return on this investment is a major factor in improving our margins in the face of the severe economic pressures that the foodservice industry experienced in 2009.”

Crane Segment Results

Fourth-quarter 2009 net sales in the Crane segment were $480.2 million, down 49.1 percent from $943.6 million in the fourth quarter of 2008. On a sequential quarter basis, fourth quarter sales were essentially even with those in the third quarter of 2009. Crane segment operating earnings for the fourth quarter of 2009 decreased to $18.3 million from $114.9 million in the same period last year. On a sequential quarter basis, operating earnings were down $2.5 million from the third quarter of 2009 due primarily to reduced overhead absorption.

Crane segment backlog totaled $573 million at December 31, 2009, a decline of 14.1 percent from the $667 million backlog at September 30, 2009. “The percentage decline in backlog diminished in the fourth quarter as the net positive order flow trend that began in March continued through December,” said Tellock. “The trend in our orders reflects improvement in current demand levels, most notably from Asia, Latin America, Africa, and the Middle East. We believe our strong position in emerging markets, as well as the global restructuring that we have been implementing should enable us to restore Crane segment revenue and earnings growth as the market improves.”

Cash Flow/Debt Reduction

Cash flow from operations in the fourth quarter of $159.5 million enabled Manitowoc to continue making excellent progress in the company’s debt-reduction objective. Total debt declined by more than $220 million during the quarter and by approximately $475 million for the full year 2009. Also of note, Manitowoc has repaid approximately $775 million of debt since funding the Enodis acquisition in November 2008.

Debt Refinancing/Covenants

On January 22, 2010, the company successfully amended certain financial covenants and terms of its senior credit agreement allowing the company additional flexibility. Effectiveness of the amendment is conditioned upon the issuance of a minimum of $300 million of senior unsecured notes and the use of all the net proceeds to paydown its senior secured term debt. The company has commenced an offering to issue $400 million of senior unsecured notes and expects to complete the offering in the near term.

Deferred Financing Fees Adjustments

During the fourth quarter the company identified adjustments to correct an error to the amortization of deferred financing fees that reduce the expenses recognized in previously filed Quarterly Reports on Form 10-Q for each of the first three quarters of 2009 by $0.4 million, $5.8 million, and $5.0 million, respectively.  The net of tax effect of these adjustments increases the company’s previously reported 2009 earnings per share by $0.00, $0.03, and $0.02 for the quarters ended March 31, June 30 and September 30, respectively.  These adjustments also increase the unamortized portion of deferred financing fees included in long term assets by $11.2 million, increase income taxes payable and deferred tax liabilities by $4.3 million, and increase retained earnings by $6.9 million as of December 31, 2009.

There was no impact to quarterly cash flows in 2009 as the increase in net earnings was offset by the decrease in deferred financing fee amortization and income tax expense.  The company does not believe that these adjustments are material to the results of operations, financial position or cash flows for any of its previously filed quarterly financial statements. Accordingly, the December 31, 2009 balance sheet included in this release has been revised to reflect such adjustments.  The company will revise its 2009 quarterly financial statements prospectively within its 2010 Quarterly Reports on Form 10-Q.

Adjusted EBITDA

The company defines adjusted EBITDA as earnings before interest, taxes, depreciation, and amortization, plus certain items such as pro-forma acquisition results and the addback of certain restructuring charges, that are adjustments per the credit agreement definition. The company’s trailing twelve-month adjusted EBITDA for covenant compliance purposes as of December 31, 2009 was $383.2 million.  The reconciliation of loss from continuing operations to Adjusted EBITDA as of December 31, 2009 is as follows (in millions):

Earnings (loss) from continuing operations	$(646.6)
Interest expense	202.8
Income taxes	(58.8)
Depreciation & amortization	131.1
Restructuring charges	39.6
Early extinguishment of debt	9.2
Losses on sale of product lines	3.4
Change in accounting	2.5
Intangible asset impairment	700.0
Adjusted EBITDA	$383.2

GAAP Reconciliation

In this release, the company refers to various non-GAAP measures. We believe that these measures are helpful to investors in assessing the company’s ongoing performance of its underlying businesses before the impact of special items. In addition, these non-GAAP measures provide a comparison to commonly used financial metrics within the professional investing community which do not include special items. Earnings and earnings per share before special items reconcile to earnings presented according to GAAP as follows (in millions, except per share data):

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2009	2008	2009	2008

Net earnings (loss) attributable to Manitowoc common shareholders	$(23.5)	$(200.4)	$(704.2)	$10.0
Special items, net of tax:
Goodwill impairment, net of income taxes of $(0.0)	—	—	548.8	—
Intangible asset impairment, net of income taxes of $(52.0)	—	—	99.2	—
Loss on purchase price hedges, net of income taxes of $(63.4) and $(132.8), respectively	—	117.7	—	246.6
Loss on sale of product lines, net of income taxes of $3.8 and $3.8, respectively	7.2	—	7.2	—
Restructuring expense, net of income taxes of $(0.4), $(7.3), $(13.9) and $(7.6), respectively	0.7	13.6	25.7	14.1
Loss on debt extinguishment, net of income taxes of $(2.8), $(1.4), $(3.2) and $(1.4), respectively	5.3	2.7	6.0	2.7
Loss (earnings) from discontinued operations, net of income taxes of $2.0, $(3.9), $(18.1) and $(33.5), respectively	1.1	(53.0)	31.3	(84.7)
Goodwill impairment of discontinued operations, net of taxes of $0.0 for each period presented	—	175.0	28.8	175.0
Other, net of income taxes of $(2.1), $(2.1) and $(2.7), respectively	—	3.9	4.0	4.9
Net earnings (loss) attributable to Manitowoc common shareholders before special items	$(9.3)	$59.4	$46.8	$368.6

Diluted earnings (loss) per share attributable to Manitowoc common shareholders	$(0.18)	$(1.54)	$(5.41)	$0.08
Special items, net of tax:
Goodwill impairment	—	—	4.21	—
Intangible asset impairment	—	—	0.76	—
Loss on purchase price hedges	—	0.90	—	1.87
Loss on sale of product lines	0.06	—	0.06	—
Restructuring expense	0.00	0.10	0.20	0.11
Loss on debt extinguishment	0.04	0.02	0.05	0.02
Loss (earnings) from discontinued operations	0.01	(0.41)	0.24	(0.64)
Goodwill impairment of discontinued operations	—	1.34	0.22	1.33
Other	—	0.03	0.03	0.04
Diluted earnings (loss) per share attributable to Manitowoc common shareholders before special items	$(0.07)	$0.46	$0.36	$2.80

2010 Guidance

“For 2010, we expect our Foodservice segment revenues to improve modestly, and operating margins to continue their solid improvement,” Tellock added. “In our Crane segment, we expect that the year-over-year percentage decline in revenues will be significantly lower than the 41.2 percent decline in 2009. We also expect Crane segment revenues in the first half of 2010 will be significantly lower than the first half of 2009; however, we expect Crane segment revenue gains in the second half of 2010 versus the second half of 2009. Additionally, we expect full-year operating margins in our Crane segment will track above the 3.5 percent trough margin that we experienced in 2003. Other 2010 financial expectations include capital expenditures of approximately $50 million, depreciation and amortization of approximately $145 million, and debt reduction of at least $200 million.”

Investor Conference Call

On February 3 at 10:00 a.m. ET (9:00 a.m. CT), Manitowoc’s senior management will discuss its fourth-quarter results during an investor conference call. All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Manitowoc’s Web site at http://www.manitowoc.com. A replay of the conference call will also be available at the same location on the Web site.

About The Manitowoc Company, Inc.

The Manitowoc Company, Inc. is a multi-industry, capital goods manufacturer with over 100 manufacturing and service facilities in 27 countries. It is recognized as one of the world’s largest providers of lifting equipment for the global construction industry, including lattice-boom cranes, tower cranes, mobile telescopic cranes, and boom trucks. Manitowoc also is one of the world’s leading innovators and manufacturers of commercial foodservice equipment serving the ice, beverage, refrigeration, food prep, and cooking needs of restaurants, convenience stores, hotels, healthcare, and institutional applications.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances.  Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•                  unanticipated changes in revenues, margins, costs, and capital expenditures;

•                  uncertainties associated with new product introductions, the successful development and market acceptance of new and innovative products that drive growth;

•                  the ability to generate cash consistent with Manitowoc’s stated goals;

•                  pressure of additional financing leverage resulting from acquisitions;

•                  matters impacting the successful and timely implementation of ERP systems;

•                  foreign currency fluctuations and their impact on reported results and hedges in place with Manitowoc;

•                  changes in raw material and commodity prices;

•                  unexpected issues associated with the availability and viability of suppliers;

•                  the risks associated with growth;

•                  geographic factors and political and economic risks;

•                  actions of competitors;

•                  changes in economic or industry conditions generally or in the markets served by Manitowoc;

•                  the state of financial and credit markets;

•                  unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment; changes in demand for lifting equipment and foodservice equipment in emerging economies, and changes for demand for used lifting equipment and foodservice equipment;

•                  the replacement cycle of technologically obsolete cranes;

•                  the ability of Manitowoc’s customers to receive financing;

•                  consolidations within the restaurant and foodservice equipment industries;

•                  global expansion of customers;

•                  foodservice equipment replacement cycles in national accounts and global chains, including unanticipated issues associated with refresh/renovation plans by national restaurant accounts and global chains;

•                  efficiencies and capacity utilization of facilities;

•                  unanticipated growth in the specialty foodservice market;

•                  the future strength of the beverage industry;

•                  issues related to plant closings and/or consolidation of existing facilities;

•                  issues related to workforce reductions;

•                  work stoppages, labor negotiations, and labor rates;

•                  government approval and funding of projects;

•                  the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, and joint ventures;

•                  finalization of the price and other terms of now-completed divestitures and unanticipated issues associated with transitional services provided by Manitowoc in connection with those divestitures;

•                  in connection with the now-completed acquisition of Enodis: potential balance sheet changes resulting from finalization of purchase accounting treatment; the ability to appropriately and timely integrate the acquisition of Enodis; realization of anticipated earnings enhancements, cost savings, strategic options and other synergies and the anticipated timing to realize those savings, synergies and options;

•                  changes in laws throughout the world; and

•                  risks and other factors cited in Manitowoc’s filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

For More Information:

Carl J. Laurino

Senior Vice President

& Chief Financial Officer

920-652-1720

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three and Twelve Months Ended December 31, 2009 and 2008

(In millions, except share data)

INCOME STATEMENT

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Net sales	$838.7	$1,216.6	$3,782.6	$4,503.0
Cost of sales	657.4	974.4	2,958.0	3,487.2
Gross profit	181.3	242.2	824.6	1,015.8

Engineering, selling and administrative expenses	129.8	137.7	549.7	455.1
Goodwill impairment	—	—	548.8	—
Intangible asset impairment	—	—	151.2	—
Loss on sale of product lines	3.4	—	3.4	—
Restructuring expense	1.0	20.9	39.6	21.7
Integration expense	—	6.0	3.6	7.6
Amortization expense	14.3	6.1	39.5	11.6
Operating earnings (loss)	32.8	71.5	(511.2)	519.8
Amortization of deferred financing fees	(7.1)	(1.9)	(28.8)	(2.5)
Interest expense	(43.7)	(30.7)	(174.0)	(51.6)
Loss on currency hedges	—	(181.0)	—	(379.4)
Loss on debt extinguishment	(8.1)	(4.1)	(9.2)	(4.1)
Other income - net	9.2	(8.3)	17.8	(3.0)
Earnings (loss) from continuing operations before taxes on income	(16.9)	(154.5)	(705.4)	79.2
Provision (benefit) for taxes on income	4.8	(75.1)	(58.8)	(19.2)

Earnings (loss) from continuing operations	(21.7)	(79.4)	(646.6)	98.4

Discontinued operations:
Earnings (loss) from discontinued operations, net of income taxes	(2.7)	(175.1)	(35.9)	(143.4)
Loss (gain) on sale of discontinued operations, net of income taxes	1.6	53.1	(24.2)	53.1
Net earnings (loss)	(22.8)	(201.4)	(706.7)	8.1
Loss (earnings) attributable to noncontrolling interests	(0.7)	1.0	2.5	1.9
Net earnings (loss) attributable to Manitowoc	(23.5)	(200.4)	(704.2)	10.0

Amounts attributable to the Manitowoc common shareholders:
Earnings (loss) from continuing operations	(22.4)	(78.4)	(644.1)	100.3
Earnings (loss) from discontinued operations, net of income taxes	(2.7)	(175.1)	(35.9)	(143.4)
Loss on sale of discontinued operations, net of income taxes	1.6	53.1	(24.2)	53.1
Net earnings (loss) attributable to Manitowoc	(23.5)	(200.4)	(704.2)	10.0

DILUTED EARNINGS (LOSS) PER SHARE:
Earnings (loss) from continuing operations attributable to the Manitowoc common shareholders, net of income taxes	$(0.17)	$(0.60)	$(4.94)	$0.76
Earnings (loss) from discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	(0.02)	(1.35)	(0.28)	(1.09)
Loss on sale of discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	0.01	0.41	(0.19)	0.40

DILUTED EARNINGS (LOSS) PER SHARE	$(0.18)	$(1.54)	$(5.41)	$0.08

AVERAGE SHARES OUTSTANDING:
Average Shares Outstanding - Basic	130,391,438	130,153,938	130,268,670	129,930,749
Average Shares Outstanding - Diluted	130,391,438	130,153,938	130,268,670	131,630,215

SEGMENT SUMMARY

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net sales from continuing operations:
Cranes and related products	$480.2	$943.6	$2,285.0	$3,882.9
Foodservice equipment	358.5	273.0	1,497.6	620.1
Total	$838.7	$1,216.6	$3,782.6	$4,503.0

Operating earnings (loss) from continuing operations:
Cranes and related products	$18.3	$114.9	$145.0	$555.6
Foodservice equipment	41.5	3.2	174.3	56.8
General corporate expense	(8.3)	(13.6)	(44.4)	(51.7)
Goodwill impairment	—	—	(548.8)	—
Intangible asset impairment	—	—	(151.2)	—
Loss on sale of product lines	(3.4)	—	(3.4)	—
Restructuring expense	(1.0)	(20.9)	(39.6)	(21.7)
Integration expense	—	(6.0)	(3.6)	(7.6)
Amortization	(14.3)	(6.1)	(39.5)	(11.6)

Total	$32.8	$71.5	$(511.2)	$519.8

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three and Twelve Months Ended December 31, 2009 and 2008

(In millions)

BALANCE SHEET

	December 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and temporary investments	$108.4	$175.6
Restricted cash	6.5	5.1
Accounts receivable - net	323.2	608.2
Inventories - net	595.5	925.3
Deferred income taxes	142.0	138.1
Other current assets	84.3	177.9
Current assets of discontinued operation	—	124.8
Total current assets	1,259.9	2,155.0

Property, plant and equipment - net	673.7	728.8
Intangible assets - net	2,242.6	2,899.5
Other long-term assets	140.9	179.7
Long-term assets of discontinued operation	—	123.1
TOTAL ASSETS	$4,317.1	$6,086.1

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$840.9	$1,206.3
Short-term borrowings	144.9	182.3
Customer advances	71.2	48.5
Product warranties	96.5	102.0
Product liabilities	28.0	34.4
Current liabilities of discontinued operation	—	44.6
Total current liabilities	1,181.5	1,618.1

Long-term debt	2,027.5	2,473.0
Other non-current liabilities	501.8	672.7
Stockholders’ equity	606.3	1,322.3
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$4,317.1	$6,086.1

CASH FLOW SUMMARY

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net earnings (loss)	$(22.8)	$(201.4)	$(706.7)	$8.1
Non-cash adjustments	90.2	360.2	888.0	602.8
Changes in operating assets and liabilities	95.0	13.5	182.3	(325.7)
Net cash provided from (used for) operating activities of continuing operations	162.4	172.3	363.6	285.2
Net cash provided from (used for) operating activities of discontinued operations	(2.9)	(16.6)	(24.1)	22.5
Net cash provided from (used for) operating activities	159.5	155.7	339.5	307.7
Business acquisitions, net of cash acquired	—	(2,383.3)	—	(2,410.0)
Capital expenditures	(9.0)	(54.1)	(72.5)	(150.3)
Restricted cash	—	0.2	(1.4)	11.6
Net cash used for investing activities of discontinued operations	—	(2.7)	—	(4.9)
Proceeds from sale of business	0.4	118.5	149.2	118.5
Proceeds from sale of parts and product line	15.0	—	15.0
Proceeds from sale of fixed assets	1.1	4.4	4.6	10.0
Payments on borrowings - net	(220.8)	2,033.5	(474.6)	2,023.5
Payments on receivable financing - net	2.5	0.6	(5.4)	(3.8)
Dividends paid	(2.6)	(2.6)	(10.4)	(10.4)
Stock options exercised	1.2	—	1.0	8.5
Debt issuance costs	(0.3)	(73.3)	(18.1)	(90.8)
Net cash provided by financing activities of discontinued operations	—	2.5	—	2.5
Effect of exchange rate changes on cash	0.2	(6.7)	5.8	(4.6)
Net increase (decrease) in cash & temporary investments	$(52.8)	$(207.3)	$(67.3)	$(192.5)